QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

Subsidiaries of Tetra Tech, Inc.

NAME	JURISDICTION OF FORMATION
Advanced Management Technology, Inc.	VIRGINIA
Advent Engineering Services, Inc.	MICHIGAN
America's Schoolhouse Consulting Services, Inc.	NEW YORK
America's Schoolhouse Council, LLC	NEW YORK
ARD, Inc.	VERMONT
Ardaman & Associates, Inc.	FLORIDA
BPR-Bâtiment Inc.	CANADA
BPR Construction Inc.	CANADA
BPR CSO Inc.	CANADA
BPR CSO Solutions Inc.	DELAWARE
BPR-Énergie Inc.	CANADA
BPR Engineering Inc. (Fédérale)	CANADA
BPR France Inc.	CANADA
BPR Inc.	CANADA
BPR-Infrastructure Inc.	CANADA
BPR Technologies Inc.	CANADA
BPR-Triax Inc.	CANADA
CICP Consultores Internacionales, LLC	DELAWARE
Clancy Environmental Consultants, Inc.	VERMONT
Cosentini Associates, Inc.	NEW YORK
Delaney Crushed Stone Products, Inc.	NEW YORK
EBA Engineering Consultants Ltd.	CANADA
EWD Consulting Corp.	CANADA
Fransen Engineering (FE) Ltd.	CANADA
GeoTrans, Inc.	VIRGINIA
Hagler Bailly Pakistan (Private) Limited	PAKISTAN
Hartman & Associates, Inc.	FLORIDA
INCA Engineers, Inc.	WASHINGTON
Innogiciel Inc.	CANADA
Integrated Justice Systems International, LLC	DELAWARE
Inversiones Tetra Tech Chile Holding Limitada	CHILE
Inversiones Tetra Tech Chile Acquisition Limitada	CHILE
IP3 Afrique, LLC	SENEGAL
IP3 Mena, LLC	EGYPT
Kiggiak-EBA Consulting Ltd.	CANADA
Metálica Consultores S.A.	CHILE
Metálica Consultores De Mineraçáo Brasil LTDA	BRAZIL
Mideast Construction LLC	DELAWARE
Nehtruh-EBA Consulting Ltd.	CANADA
PRO-telligent, LLC	DELAWARE
PRO-telligent Global Guinea SARL	GUINEA
PRO-telligent Global LLC	VIRGINIA
PRO-telligent Global Limited	KENYA
PRO-telligent GLOBAL (South) Limited	MALAWI
PRO-telligent Global SPRL	CONGO
Proteus Engineers Pty Ltd.	AUSTRALIA
Sodat Inc.	CANADA
Taheel Tetra Tech L.L.C.	SAUDI ARABIA

NAME	JURISDICTION OF FORMATION
Tetra Tech Alaska, L.L.C.	ALASKA
Tetra Tech AMT FZ LLC	UNITED ARAB EMIRATES
Tetra Tech Argentina S. A.	ARGENTINA
Tetra Tech Australia Holding Pty Ltd.	AUSTRALIA
Tetra Tech Australia Pty Ltd	AUSTRALIA
Tetra Tech BAS, Inc.	CALIFORNIA
Tetra Tech (Beijing) Consultancy Company Limited	CHINA
Tetra Tech Bioenergy, LLC	DELAWARE
Tetra Tech Canada Construction Inc.	CANADA
Tetra Tech Canada Construction LP	CANADA
Tetra Tech Canada Construction LP #2	CANADA
Tetra Tech Canada Holding Corporation	CANADA
Tetra Tech Consultancy (Tianjin) Company Limited	CHINA
Tetra Tech Cape Canaveral, LLC	FLORIDA
Tetra Tech Caribe, Inc.	PUERTO RICO
Tetra Tech Construction Services, Inc.	COLORADO
Tetra Tech Cosentini Canada LP	CANADA
Tetra Tech EC, Inc.	DELAWARE
Tetra Tech EC (Mass.) Corporation	MASSACHUSETTS
Tetra Tech EC (Ohio) Corporation	DELAWARE
Tetra Tech EM Inc.	DELAWARE
Tetra Tech EMC, Inc.	CALIFORNIA
Tetra Tech ES, Inc.	DELAWARE
Tetra Tech ES India Ltd.	INDIA
Tetra Tech Executive Services, Inc.	CALIFORNIA
Tetra Tech Facilities Construction, LLC	NEW JERSEY
Tetra Tech HEI, Inc.	TENNESSEE
Tetra Tech Holding LLC	DELAWARE
Tetra Tech IC, Inc.	CANADA
Tetra Tech India Limited	INDIA
Tetra Tech Industriel Inc.	CANADA
Tetra Tech Industries Africa	SOUTH AFRICA
Tetra Tech Industries General Partner Inc.	CANADA
Tetra Tech Industries Inc.	CANADA
Tetra Tech Industries Jamaïca	JAMAICA
Tetra Tech Industries L.P.	CANADA
Tetra Tech International, Inc.	DELAWARE
Tetra Tech International (BVI) Ltd.	BRITISH VIRGIN ISLANDS
Tetra Tech International S.R.L.	PERU
Tetra Tech MA, Inc.	DELAWARE
Tetra Tech Middle East Ltd.	UNITED KINGDOM
Tetra Tech New Martinsville, LLC	DELAWARE
Tetra Tech NUS, Inc.	DELAWARE
Tetra Tech NZ Limited	NEW ZEALAND
Tetra Tech RAC Craft, LLC	DELAWARE
Tetra Tech Technical Services, Inc.	DELAWARE
Tetra Tech Tesoro, Inc.	VIRGINIA
Tetra Tech WEI Inc.	CANADA
Tetra Tech Wired Communications of California, Inc.	CALIFORNIA
The Delaney Group, Inc.	NEW YORK
Thomas Communications & Technologies, LLC	NEW YORK
Thomas Environmental Services, L.L.C.	NEW YORK

NAME	JURISDICTION OF FORMATION
Topo Planification Inc.	CANADA
Wardrop (Ghana) Ltd.	GHANA
Western Utility Cable, Inc.	ILLINOIS
Western Utility Contractors, Inc.	ILLINOIS
Western Utility Electric, Inc.	ILLINOIS
Whalen & Company, Inc.	DELAWARE
Whalen Management Services, Co.	CANADA
Whalen Service Corps Inc.	DELAWARE
9227-2970 Québec Inc.	CANADA
9249-2289 Québec Inc.	CANADA

QuickLinks

  Exhibit 21
Subsidiaries of Tetra Tech, Inc.